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                                                                    EXHIBIT 23.5

                           [LETTERHEAD OF KPMG]

The Board of Directors
Commerce National Corporation

   We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in this proxy statement/prospectus.

                                          /s/ KPMG LLP

Orlando, Florida

April 19, 2000